Exhibit 10.2


                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between COMMERCE PLANET, INC., a Utah corporation (hereafter "Employer" or "Commerce"), and CHARLIE GUGLIUZZA (hereafter "Employee") and is effective as of date stated below. Employer and Employee may for convenience of reference be collectively referred to as "Parties".

     R  E  C  I  T  A  L  S:

WHEREAS, Employer is a publicly traded media company offering media products, lead generation services and marketing tools to its client partners; and

WHEREAS, Employee desires to become employed by Employer as its President and the Parties desire to confirm the terms of the employment of Employee by Employer as herein set forth and hereby enter into this Agreement effective September 1, 2006 (hereafter the "Effective Date"), which Agreement shall supersede any and all prior agreements between the Parties; and

NOW,  THEREFORE,  the  Parties  agree  as  follows:

1.     EMPLOYMENT.  Employer  shall employ Employee as the President of Commerce
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in  accordance  with the terms and conditions herein set forth and in accordance with Employer's policies, and consistent with the laws of the State of California.

     Employee will work on a full-time basis (five days per week, eight hours a day), in fulfilling the duties assigned to him hereunder and will continue to spend as much time as needed to fulfill his duties in a successful manner. Employee currently works from a remote office in Rancho Santa Margarita, California. Employee will continue to work both onsite at the Santa Barbara Corporate Office and remotely.

2.     JOB DUTIES.  Employee's duties shall include, but are not limited to, the
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following:
The President will be responsible for overseeing the day to day operations of Commerce. The President will insure that directives from the Board of Directors through the CEO are implemented to achieve maximum profitability in Commerce's operations. The President will oversee the operations of Commerce and its wholly owned subsidiaries. The President will work to further the efforts of the CEO and develop the necessary infrastructure to continue profitable growth.

2.1   EXEMPT STATUS.  Employee shall perform such duties as are necessary to the
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administration  and  management  of  Employer's  business  and  has  control and supervision of that business during his employment for Commerce. It is understood that while Employee reports and shall be responsible to the CEO of Employer, or designee, Employee has discretion to perform such functions as he deems reasonably necessary to the successful operation of Employer's business. Accordingly, the Parties understand and agree that Employee is "exempt" on both an executive and administrative basis under applicable California wage and hour laws.

     3.     TERM  AND  TERMINATION.
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The  initial term of Employee's employment under this Agreement will commence on the Effective Date and end on the first anniversary of that date (such one-year period is the "Initial Term"). The Initial Term, together with any extensions, is referred to herein as the "Term."

This Agreement shall be subject to termination upon the occurrence of any of the following events:

     (a) At any time Employer and Employee mutually agree in writing to terminate this Agreement.

(b)     On  the  death  or  legal  incapacity  of  Employee.

(c) If Employee is "disabled" as defined below and if Employee's disability continues for a period of more than three (3) months, his employment hereunder will automatically terminate with or without formal notice from Employer. For purposes of this Agreement, "disability" shall be defined as an Employee's inability through physical or mental illness or other cause to fully and capably engage in the management of Employer's business operations and/or to perform Employee's obligation herein set forth.

(d) Employer may terminate this Agreement and Employee's employment hereunder, for "cause" as herein defined, upon sixty (60) days prior written notice. For the purposes of this Agreement, "cause" shall be defined as any of the following:

     i) Employee's misappropriation of assets, properties, or funds of Employer; or

iii) Employee's conviction of, or plea of guilty or nolo contendere to a felony or misdemeanor involving moral turpitude.

iii) Any conduct that will reasonably tend to degrade Employee or bring Employer into public hatred, contempt, or ridicule, or tend to offend the community in which Employee represents Employer, or to prejudice Employer's position in the community. Employee acknowledges and agrees that this provision is necessary to protect the profitability of Employer's business.


(e) In the event that Employee voluntarily terminates his employment with Employer, Employee shall be entitled to receive such salary, wages, and bonus which have accrued through the effective date of termination.

     3.1  AGREEMENT  SURVIVES  COMBINATION OR DISSOLUTION.  This Agreement shall
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not  be  terminated by Employer's voluntary or involuntary dissolution or by any merger in which Employer is not the surviving or resulting entity, or on any transfer of all or substantially all of Employer's assets. In the event of any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

     4.     COMPENSATION.
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

4.1 ANNUAL SALARY. Employer shall pay to Employee during the term of this Agreement or any extension thereof, as consideration for Employee's full and faithful performance of his duties hereunder, an annual salary of $350,000 per annum for the Initial Term and for each Renewal Period thereafter. Payment shall be made on a pro rata basis in accordance with Employer's then applicable payroll procedures.

          4.2 CASH BONUS. As additional compensation, Employee shall receive a bonus equal to five (5%) of Commerce's adjusted net profits under the payment terms below, for the duration of Executive's term with Commerce.

iv. ADJUSTED NET PROFITS - Calculated by taking Commerce's actual net income and adding back the following expenses:

a.     Investor  Relations
b.     Expenses  associated  with  the  conversion  of  Commerce's  debentures.
c. All expenses associated with payment of the Executive Compensation Plan including cash bonus and stock issuance.

v. PAYMENT DUE DATE - Payment will be due upon the close of the second quarter of the year and upon the fourth quarter of the year. All payments will be made no later than five (5) business days after the filing of Commerce's"10Q" or "10K" of the corresponding quarter. The effective start date for payment eligibility will be the same date as execution of this Agreement by all parties.

vi. PAYMENT AMOUNT - Of the total amount due and payable upon the close of the second quarter, fifty percent (50%) will be held in a reserve escrow account. The balance of the reserve will be released to Employee no later than five (5) business days after the filing of the 10K including the results of the fourth quarter, assuming that the last two quarters adjusted net profits are not thirty (30%) percent less than the first two quarters of the year. The reserved funds will be returned to Commerce in the event that there is a negative variation greater than thirty percent (30%) within the net profits.

In addition to the reserve amount being due, the bonus for the final two quarters of the year will be due and payable in their full amount with no funds held in reserve no later than five (5) business days after the filing of the 10K which includes the results of the fourth quarter.

     4.3 OWNERSHIP BONUS. As additional consideration for the services to be provided hereunder Employee will be issued an additional 5 percent of the presently issued shares of Employer upon execution of this Agreement. Employee will enjoy all immediate benefits of stock ownership including, but not limited to, voting rights and dividend participation. This ownership will be issued in Commerce's common stock.

i. NATURE OF OWNERSHIP - The ownership interest will vest in full as of December 31, 2006. However, if the employment of Employee is voluntarily terminated by

Employee within one (1) year after September 1, 2006, Employer shall have the option to purchase from Employee his shares for that sum which is equal to $1.00 times the number of shares that are to be repurchased. This option shall lapse proportionately upon a daily basis throughout the one year period and will entirely expire at the end of such one year period.

          4.4 INITIAL TERM SALARY DUE IF EMPLOYEE TERMINATED WITHOUT CAUSE - In the event Employee is terminated without cause (as defined above) by Employer, Employee shall be entitled to receive any and all of his annual salary (referred to in Paragraph 4.1 above) which is still due and owing under this Agreement. Said amount shall be calculated from the date of Employee's termination to the end of the Initial Term of this Agreement and shall be paid no later than one
(1) month after Employee's termination date in a single lump-sum payment. In no event is this amount to be less than six (6) months of his annual salary which equals One Hundred Seventy-Five Thousand Dollars ($175,000) as a severance payment.

          4.5 SEVERANCE PAYMENT - In the event Employee is terminated with cause (as defined above) by Employer, Employee shall be entitled to receive six (6) months of his annual salary which equals One Hundred Seventy-Five Thousand Dollars ($175,000) as a severance payment. Said amount shall be paid to Employee no later than one (1) month after Employee's termination date in a single lump-sum payment.

     5.     VACATION.  Employee  shall  be  entitled  to  take  up to four weeks
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(twenty  working  days)  paid  vacation  leave  during  each  calendar  year.

6.     SICK  LEAVE.  Employee  shall  be  entitled  to take up to two weeks (ten
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working  days)  of  paid  sick  leave  during  each  calendar  year.

     7.     HEALTH  INSURANCE.  Employee  and  Employee's  dependants  shall  be
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provided with health insurance coverage or reimbursement at no cost to Employee.

     8.     HOUSING  ALLOWANCE.  Employee  will  be  entitled  to  a  three
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thousand-five  hundred  ($3,500) dollar per month housing allowance in the event that Employee works at the Santa Barbara Corporate Office in excess of two (2) days per week.

     9.     VEHICLE  &  RELATED  EXPENSES.  During  the  Term of this Agreement,
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Employer  shall  reimburse  Employee's  monthly  car payment in an amount not to exceed $1,100.00 per month. Employer will also pay for fuel and related maintenances and repairs for Employee's vehicle. Employer acknowledges that Employee primarily utilizes his vehicle for work-related purposes.

     10.     WORK-RELATED  EXPENDITURES. Employee will be provided a credit card
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on  behalf  of  Commerce  to  be  utilized for work-related expenses incurred by
Employee in promoting the business of Employer, including expenditures for entertainment, gifts, and travel. An expense report based upon adequate records and other documentary evidence will be required to be submitted by Employee to Commerce prior to reimbursement of Employee's expenditures. Employee will also be entitled to reimbursement in the event he is required to utilize a non-Employer issued credit card for work-related expenses.

     11.     OTHER  BENEFITS.  Employee  will  be entitled to participate in any
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other  employee benefit plans which the Board of Directors of Employer may elect to provide for other employees of Commerce or Commerce's affiliated companies and/or divisions.

     12.     CONFIDENTIAL INFORMATION/EMPLOYER'S OWNERSHIP OF INTANGIBLES.  Upon
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termination  of his employment hereunder, Employee shall not be entitled to keep or use any documents, files, property or information of any description acquired by Employee pursuant to the performance of his duties herein and pertaining to Employer's business, including, but not limited to, vendor information, accounts receivable, customer lists, business and financial information, trade names, trademarks, service marks, or related matters, including but not limited to the name "Commerce".

Employee agrees that he will not, during or after the term of the Agreement, furnish or make accessible to any person, firm, corporation or other entity any financial information, receipts, business information, customer lists, vendor information, or other proprietary or trade secret data (whether technical or non-technical) acquired by him from Employer, from Employer's principals, or from his co-employees, without the prior written consent of Employer, unless such information is or shall have become public knowledge, other than by being divulged or made accessible by Employee.

     13.     AMENDMENTS  TO  AGREEMENT.  The  terms of Employee's employment for
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Employer  are  described in full in this Agreement, and there are no other terms not contained in this Agreement. Any changes in the terms of employment shall be deemed valid only if they are in writing and signed by an authorized representative of Commerce and by Employee.

     14.     NOTICES.  In  the  event that any notices are sent by either of the
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parties  to  the  other,  such notices shall be in writing, and shall be sent by registered  or  certified  mail,  return  receipt  requested,  as  follows:

If  to  Employer:

          COMMERCE  PLANET,  INC.
          C/O  MICHAEL  HILL
          CEO
          30  S.  La  Patera  Lane,  Suite  7
          Goleta,  CA  93117

If  to  Employee:

          CHARLIE  GUGLIUZZA
          17  Chardonnay  Drive
          Ladera  Ranch,  CA  92694

     15.     ASSIGNMENT.  This  Agreement  shall  inure to the benefit of and be
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binding upon the Employer, its successors and assigns, and upon Employee and his heirs, executors, administrators, and legal representatives. Notwithstanding the foregoing, this Agreement shall not be assignable by Employee or Employer without the prior written consent of the other party hereto; provided, however, that Employer may assign all of its rights and interests under this Agreement to any of its affiliates.

     16.     GOVERNING LAW.  This Agreement shall be governed in all respects by
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the laws of the State of California.  Any and all litigation or arbitration will occur  in  the  State  of  California,  County  of  Santa  Barbara.

     17.     ARBITRATION  -  Any  disputes  arising  from this Agreement will be
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subject to binding [JUDICIAL ARBITRATION] in the State of California, subject to the provisions of the code of civil procedure section 1141.10 et.sec. Both parties understand that by agreeing to this provision they waive their rights to civil litigation and will submit to and be bound by the decision of the arbitrating body.

18.     ATTORNEYS FEES - The parties also hereby agree that the prevailing party
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in  any
suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement of all fees, costs and expenses, including legal fees and court costs from the non-prevailing party.

     19.     COMPLETE  DOCUMENT - The terms of this Agreement written, verbal or
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otherwise  are  all  reflected  within the pages of this document.  Any previous understandings will be superseded by the terms of this Agreement. Both parties understand and agree that this Agreement and the terms herein are the complete and sole understandings between the two parties.

     20.     SEVERABILITY  -  If  any  of  the  terms  or provisions within this
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Agreement  are  deemed  to be invalid by a court of law or other governing body, the other surviving provisions will remain in full force and effect. Standard contracts law and industry business practices consistent with that of Employer, will be implemented to replace and supplement any failed provisions or missing bodies of law.
                       Signatures Appear on Following Page

EMPLOYER                              EMPLOYEE
--------                              --------

COMMERCE  PLANET,  INC.



BY  /S/  MICHAEL  HILL                   BY  /S/  CHARLIE  GUGLIUZZA
    ------------------                       -----------------------
         MICHAEL  HILL                         CHARLIE  GUGLIUZZA
         CEO

DATE                                     DATE